Exhibit 99.1

ALASKA COMMUNICATIONS REACHES AGREEMENT WITH TAR HOLDINGS

Agrees to Appoint Two New Independent Directors to Alaska Communications’ Board

ANCHORAGE, Alaska – May 9, 2018 – Alaska Communications (NASDAQ: ALSK), the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska, today announced that it has entered into a cooperation agreement with TAR Holdings LLC and its affiliates, which, in the aggregate, beneficially own approximately 4.97% of Alaska Communications’ outstanding common shares. Under the terms of the cooperation agreement, the Alaska Communications Board of Directors has appointed two new independent directors, Wayne Barr, Jr. and Robert M. Pons, to the Alaska Communications Board, effective immediately, and will support their re-election at the 2018 Annual Meeting of Stockholders as part of an eight-person slate of nominees recommended by the Alaska Communications Board.

Edward J. Hayes, Jr., Alaska Communications’ non-executive and independent Chairman of the Board, stated, “We are pleased to have reached this cooperation agreement with TAR Holdings and appreciate the constructive dialogue we have had with them. I am also pleased to welcome Wayne and Bob to the Alaska Communications Board and look forward to the insights and experience that they will bring to the Board.”

Commenting on the cooperation agreement with Alaska Communications, TAR Holdings issued the following statement, “We are pleased to have worked collaboratively with Alaska Communications to reach this cooperation agreement, which we believe is a good outcome for all stockholders. Our recent conversations with Alaska Communications have been constructive and encouraging. We believe the addition of two new independent directors, alongside Alaska Communications’ other Board members and management team, will be instrumental in helping Alaska Communications further identify and execute upon opportunities to enhance stockholder value.”

Pursuant to the cooperation agreement, TAR Holdings will vote its shares in favor of all of Alaska Communications’ director nominees, including the two new independent directors, at Alaska Communications’ 2018 Annual Meeting of Stockholders. TAR Holdings and its affiliates have also agreed to abide by certain customary standstill provisions until the earlier of 10 days prior to the expiration of the advance notice period for the submission of stockholder nominations to be considered at Alaska Communications’ 2019 annual meeting of stockholders and 100 days prior to the first anniversary of Alaska Communications’ 2018 annual meeting of stockholders.

The complete cooperation agreement between Alaska Communications and TAR Holdings and its affiliates will be filed as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission.

Morgan, Lewis & Bockius LLP served as legal counsel to Alaska Communications. Hunton Andrews Kurth LLP served as legal counsel to TAR Holdings.

About Alaska Communications Systems

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Forward-Looking Information

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, but are not limited to, statements regarding Alaska Communications’ initiatives taken or contemplated to enhance and unlock value for all of its stockholders, Alaska Communications’ efforts to execute on and implement its long-term growth plan, actions taken to enhance Alaska Communications’ future prospects, Alaska Communications’ future operational and financial performance, Alaska Communications’ market opportunity, and Alaska Communications’ transformational strategy and its key priorities. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. Information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in Alaska Communications’ periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov or by contacting Alaska Communications’ investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com. The forward-looking statements in this press release are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward-looking statements, Alaska Communications assumes no obligation to publicly update, amend or clarify its forward-looking statements, whether as a result of new information, future events or otherwise, except as may otherwise be required by the federal securities laws. Alaska Communications, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Important Additional Information And Where To Find It

Alaska Communications, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Alaska Communications’ stockholders in connection with the matters to be considered at Alaska Communications’ 2018 Annual Meeting of Stockholders. Information regarding the names of Alaska Communications’ directors and executive officers and their respective interests in Alaska Communications by security holdings or otherwise can be found in Alaska Communications’ preliminary proxy statement for its 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on April 27, 2018. This document is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in Alaska Communications’ preliminary proxy statement for its 2018 Annual

Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY ALASKA COMMUNICATIONS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying proxy card, and other documents filed by Alaska Communications with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Alaska Communications’ corporate website at www.alsk.com, by writing to Alaska Communications’ Corporate Secretary at Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage AK 99503 or by contacting Alaska Communications’ investor relations department at (907) 564-7556.

Contacts:

Media Contact:

Heather Cavanaugh, 907-564-7722

Director, External Affairs and Corporate Communications

Heather.Cavanaugh@acsalaska.com

or

Investor Contact:

Tiffany Smith, 907-564-7556

Manager, Board and Investor Relations

investors@acsalaska.com